EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

               MERGER AGREEMENT BETWEEN IVAX AND BERGEN TERMINATED

         Miami, Florida, March 20, 1997 -- IVAX Corporation (AMEX:IVX) today announced that Bergen Brunswig Corporation has unilaterally terminated, without good cause, the previously announced merger agreement between IVAX and Bergen.

         "Although we saw great opportunity in a merger of equals with Bergen, we are prepared to proceed on an independent basis," said Phillip Frost, IVAX Chairman and Chief Executive Officer. "Recognizing the possibility that the Bergen merger might not be approved or completed, we developed, together with our advisors, a number of contingency strategies geared towards the success of an independent IVAX, and look forward to announcing and implementing those strategies in the near term."

         "I joined IVAX only a few weeks ago, but in that short time I have been tremendously impressed with the quality of IVAX' people and technologies," said Robert C. Strauss, IVAX' new President and Chief Operating Officer. "Despite today's developments, I am very positive about IVAX' prospects, and hold great enthusiasm for IVAX' future."

         IVAX Corporation, headquartered in Miami Florida, is a holding company with subsidiaries engaged primarily in the research, development, manufacture and marketing of health care products, including generic and branded pharmaceuticals, intravenous solutions and related products, and IN VITRO diagnostics.

         EXCEPT FOR THE HISTORICAL MATTERS CONTAINED HEREIN, STATEMENTS IN THIS PRESS RELEASE ARE FORWARD LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY AFFECT IVAX' BUSINESS AND PROSPECTS, INCLUDING ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS DISCUSSED IN IVAX' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                         CONTACT: Joseph C. Jones
                                                  Vice President -
                                                  Corporate Communications
                                                  IVAX Corporation
                                                  305-575-6042

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